UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

MINES MANAGEMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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905 West Riverside Avenue, Suite 311
Spokane, Washington 99201
SUPPLEMENT TO THE PROXY STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS
To be held October 13, 2014

The purpose of this supplement to the proxy statement of Mines Management, Inc., filed with the Securities and Exchange Commission on September 15, 2014, relating to our Special Meeting of Shareholders to be held on Monday, October 13, 2014, is to correct an inadvertent typographical error by changing the day of the October 13, 2014 Special Meeting of Shareholders from “Tuesday” to “Monday”.

Accordingly, the first sentence of the Notice of Special Meeting of Shareholders is hereby supplemented, amended and restated to read as follows:

“We are pleased to invite you to attend a Special Meeting of Shareholders (the “Special Meeting”) of Mines Management, Inc. (the “Company”), which will be held at 2:00 p.m. Spokane time on Monday, October 13, 2014, at the Company’s headquarters located at 905 West Riverside Avenue, Suite 311, Spokane, Washington 99201.”

In addition, the first sentence of Proxy Statement under the heading “INTRODUCTION” is hereby supplemented, amended and restated to read as follows:

“This Proxy Statement is being furnished by the Board of Directors (the “Board”) of Mines Management, Inc. (the “Company”) to holders of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in connection with the solicitation by the Board of proxies to be voted at a Special Meeting of Shareholders to be held at 2:00 p.m., Spokane time, on Monday, October 13, 2014, at the Company’s headquarters located at 905 West Riverside Avenue, Suite 311, Spokane, Washington 99201, and any postponements or adjournments thereof (the “Special Meeting”), for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.”

The date of this supplement to the proxy statement is September 15, 2014